SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[X] Definitive Information Statement

ECO2 Plastics Inc.
(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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ECO2 Plastics, Inc.
680 Second Street, Suite 200
San Francisco, CA 94107

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the “Information Statement”) is being furnished on or about May 12, 2008  to the holders of record as of the close of business on May 12, 2008 of the common stock of ECO2 Plastics, Inc. (“ECO2” or the “Company”).

ECO2’s Board of Directors has approved, and a total of 17 stockholders owning 365,826,872 shares of common stock outstanding as of April 25, 2008 and April 28, 2008 respectively, have consented in writing to the action described below, which action, if taken will not, under Federal securities laws, rules and regulations, be effective until at least twenty (20) days after the mailing of this Information Statement to the shareholders of the Company. Such approval and consent constitute the unanimous approval of the board of directors of the Company and the consent of a majority of the total number of shares of issued and outstanding common stock of the Company and are sufficient under the Delaware General Corporation Law and under ECO2’s Bylaws to approve the corporate action. Accordingly, the authorized corporate action will not be submitted to the other stockholders of ECO2 for a vote; this Information Statement is being furnished to stockholders to provide them with certain information concerning the corporate action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL INFORMATION

ECO2 will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. ECO2 will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of ECO2’s common stock.

ECO2 will only deliver one Information Statement to multiple security holders sharing an address unless ECO2 has received contrary instructions from one or more of the security holders. Upon written or oral request, ECO2 will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 680 Second Street, Suite 200, San Francisco, CA 94107, Attn: Rodney S. Rougelot, CEO. Mr. Rougelot may also be reached by telephone 415-829-6000  and fax 415-829-6001.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to ECO2’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of ECO2’s outstanding capital stock is required to effect the corporate action described herein. As of the record date, ECO2 had 715,673,507 voting shares of common stock issued and outstanding of which 357,836,754 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 17 current stockholders of the Company, are collectively the record and beneficial owners of 365,826,872 shares, which represents 51.1% of the issued and outstanding shares of ECO2’s common stock. Pursuant to Title 8, Section 228(a) of the Delaware General Corporation Law, the consenting stockholders consented to the actions described herein in a written consent, dated April 28, 2008. The consenting stockholders’ names, affiliations with ECO2, and their beneficial holdings are as follows:

NAME	BENEFICIAL HOLDER AND AFFILIATION	SHARES BENEFICIALLY HELD	PERCENTAGE
Rodney S. Rougelot (1) 680 Second Street, Suite 200 San Francisco, CA 94107	Director, CEO and Interim CFO	70,407,898	9.8%
Gary De Laurentiis 680 Second Street, Suite 200 San Francisco, CA 94107	Director and CTO	7,406,519	1.0%
David M. Otto (2) 601 Union Street, Suite 4500 Seattle, WA 98101	Director	3,400,000	0.5%
Lawrence A. Krause 1001 Bayhill Drive, Suite 170 San Bruno, CA 94066	Director	3,091,667	0.4% .
Cambridge Partners, LLC (2) 601 Union Street, Suite 4500 Seattle, WA 98101	None	4,002,925	0.6%
Whittaker Capital Partners 1, LP (3) 8070 La Jolla Shores Dr., # 508 La Jolla, CA 92037	None	103,910,937	14.5%
William and Michele Whittaker Trust UTD 6/25/03 (3) 8070 La Jolla Shores Dr., # 508 La Jolla, CA 92037	None	44,041,344	6.2%
Rougelot Family Trust (1) 680 Second Street Suite 200 San Francisco, CA 94107	None	16,208,333	2.3%
Domingue Family Trust (4) 680 Second Street Suite 200 San Francisco, CA 94107	None	22,635,936	3.2%
Ronald M. Domingue (4) 680 Second Street Suite 200 San Francisco, CA 94107	Director	9,025,640	1.3%
Saratoga Capital Partners, LLC (2) 601 Union Street, Suite 4500 Seattle, WA 98101	None	17,762,061	2.5%
Otto Law Group, PLLC (2) 601 Union Street, Suite 4500 Seattle, WA 98101	None	15,225,316	2.1%
Environmental Investment Partners, LLC (5) 601 Union Street, Suite 4500 Seattle, WA 98101	None	4,430,809	0.6%
Leroy and Lois Goldman 680 Second Street Suite 200 San Francisco, CA 94107	None	13,177,258	1.8%
Todd S. Greenhalgh 680 Second Street Suite 200 San Francisco, CA 94107	None	13,006,528	1.8%
Jerjis T. Alajaji 680 Second Street Suite 200 San Francisco, CA 94107	None	12,342,655	1.7%
Paul Dittmeier 680 Second Street Suite 200 San Francisco, CA 94107	None	5,751,046	0.8%
Total		365,826,872	51.1%

(1)	Mr. Rougelot is the Chief Executive Officer, Interim Chief Financial Officer and a Director of the Company. Mr. Rougelot also serves as the trustee of the Rougelot Family Trust.
(2)
Mr. Otto is a Director of the Company.  Mr. Otto is the principal of the Otto Law Group, PLLC, an entity that provides legal services to the Company.  Mr. Otto is also a member of Saratoga Capital Partners, LLC and Cambridge Partners, LLC.

(3)	William Whittaker, a Director of the Company, is a trustee of William and Michele Whittaker Trust UTD 6/25/03 and is manager of Whittaker Capital Partners 1, LP.
(4)	Ronald Domingue currently serves as a Director of the Company and as trustee for the Domingue Family Trust.

(5)
Saratoga Capital Partners, LLC, of which Mr. Otto is a member, is the managing member of Environmental Investment Partners, LLC. Mr. DeLaurentiis is also a member of Environmental Investment Partners, LLC.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2008 certain information regarding the ownership of ECO2’s capital stock by each director and executive officer of ECO2, each person who is known to ECO2 to be a beneficial owner of more than 5% of any class of ECO2’s voting capital stock, and by all officers and directors of ECO2 as a group. Unless otherwise indicated below, to ECO2’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of April 25, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 715,673,507 shares issued and outstanding on a fully diluted basis, as of April 25, 2008.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Rodney S. Rougelot (1) 680 Second Street, Suite 200 San Francisco, CA 94107	70,407,898	9.8%
Gary De Laurentiis 680 Second Street, Suite 200 San Francisco, CA 94107	7,406,519	1.0%
David M. Otto (2) 601 Union Street, Suite 4500 Seattle, WA 98101	3,400,000	0.5%
Ronald Domingue (4) 680 Second Street, Suite 200 San Francisco, CA 94107	9,025,640	1.3%
Lawrence A. Krause 1001 Bayhill Drive, Suite 170 San Bruno, CA 94066	3,091,667	0.4%
Roy Herberger 680 Second Street, Suite 200 San Francisco, CA 94107	300,000.04%
William Whittaker (3) 680 Second Street, Suite 200 San Francisco, CA 94107	0	0%
All officer and directors as a group (7 persons)	93,631,724	13%

(1)
 Mr. Rougelot is the Chief Executive Officer, Interim Chief Financial Officer and a Director of the Company.  Mr. Rougelot also serves as the trustee of the Rougelot Family Trust (see Consenting Stockholders table above).

(2)
Mr. Otto is a Director of the Company.  Mr. Otto is the principal of the Otto Law Group, PLLC, an entity that provides legal services to the Company (see Consenting Stockholders table above).  Mr. Otto is also a member of Saratoga Capital Partners, LLC and Cambridge Partners, LLC (see Consenting Stockholders table above).

(3)
William Whittaker, a Director of the Company, is a trustee of William and Michele Whittaker Trust UTD 6/25/03 and is manager of Whittaker Capital Partners 1, LP (see Consenting Stockholders table above).

(4)	Ronald Domingue currently serves as a Director of the Company and as trustee for the Domingue Family Trust (see Consenting Stockholders table above).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2007 and 2006 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2007 and 2006 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
CEO Rodney S. Rougelot Appointed July 2006 (1)	2007	$330,000	$0	$1,382,000	$0	$0	$0	$0	$1,712,000
	2006	$129,198	$0	$4,600,000	$0	$0	$0	$8,700	$4,737,898
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

CTO Gary De Laurentiis (2)	2007	$290,000	$0	$160,000	$0	$0	$0	$0	$450,000
	2006	$291,628	$0	$847,000	$0	$0	$0	$7,500	$1,146,128
	2005	$84,000	$0	$0	$0	$0	$0	$168,000	$252,000

Former COO Mario Sandoval (3)	2007	$290,769	$0	$0	$0	$0	$0	$0	$290,769
	2006	$45,833	$0	$0	$1,600,000	$0	$0	$5,800	$1,651,633
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Former CFO Craig Hardy Appointed Aug. 2007 (4)	2007	$78,846	$0	$0	$198,000	$0	$0	$0	$78,846
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Under the terms of Mr. Rougelot’s employment agreement, he received 35,200,000 shares of Company common stock, of which 17,600,000 (50%) shares are fully-vested, and of which 8,800,000 shares vested in September 2007 and the remaining 8,800,000 vest pro-rata from October 2007 to September 2008.  The total value of the shares based on the $0.13 per share grant date quoted trading price of the Company’s common stock was approximately $4.6 million.  In connection with this agreement, the Company recorded compensation expense in 2007 of approximately $1.4 million for fully-vested shares and for a portion of the unvested shares amortized on a straight-line basis over the vesting periods.  In addition, pursuant to terms of the executive’s employment agreement, the executive received an additional 8,800,000 fully-vested shares in connection with the certain agreement specified capital raising events, and as a result of the occurrence of such event, the Company recorded additional compensation expense of approximately $1.1 million based on the $0.125 per share closing quoted trading price on the date of the event.  A total of 44,000,000 million shares of Company common stock were issued to the executive in 2006, a portion of which is subject to return in accordance with vesting provisions. This information is also found in the Outstanding Equity Awards at Fiscal Year-End table and the Option Exercises and Stock Vested table below.

(2)
Under the terms of Mr. De Laurentiis’ employment agreement, he will receive 24,000,000 fully-vested shares or share equivalents (warrants), of which he had previously received 17,953,208 of such shares and share equivalents, or an additional 6,046,792 shares.  In connection with this agreement, inasmuch as the shares were fully vested in 2006, the Company recorded compensation expense and an increase in additional paid-in capital of $847,000, which was determined on the $0.14 per share quoted trading price on the date of the employment agreement. This information is also found in the Outstanding Equity Awards at Fiscal Year-End table and the Option Exercises and Stock Vested table below. In 2007, in connection with this agreement, Mr. DeLaurentiis received an additional 2,000,000 fully-vested shares of Company common stock, which the Company recorded as compensation expense of $160,000, which was, determined on the $0.08 per share quoted trading price on the date of the award.

(3)
Mario Sandoval served as the COO from October 2006 until his resignation effective March 1, 2008.  Under the terms of Mr. Sandoval’s employment agreement, he was to receive shares of Company common stock (or stock options, at the executive’s election) covering 5% of Common Stock Equivalents, as defined in the agreement.  The Effective Date of the employment agreement was October 19, 2006, at which date the executive received options to purchase 24,000,000 common shares (shares were not elected) of Company common stock, of which 12,000,000 (50%) warrant were fully-vested, and of which 6,000,000 warrants vest in October 2007 and the remaining 6,000,000 were to vest pro-rata from November 2007 to October 2008. The warrants were exercisable at $0.0975 per share for ten years. In connection with this agreement, the Company recorded compensation expense of approximately $1.6 million based on the fair value as determined utilizing the Black-Scholes valuation model as of the Effective Date for fully-vested shares, and $155,000 for a portion of the unvested shares amortized on a straight-line basis over the vesting periods.  This information is also found in the Outstanding Equity Awards at Fiscal Year-End table and the Option Exercises and Stock Vested table below.  In connection with Mr. Sandoval’s departure, he agreed to return his previously issued common stock purchase warrant in exchange for 5,000,000 shares of common stock, par value $0.001 per share, with a per share price at $0.07 per share which were filed on Form S-8 under the Securities Act of 1933 with the SEC.

(4)
Craig Hardy served as the CFO from August 2007 until his resignation in March 2008. Pursuant to the terms of Mr. Hardy’s employment agreement, he was to receive an annual salary of $250,000 and he was to receive equity in the Company of up to 5,000,000 shares of the Company’s issued and outstanding stock based on his length of service to the Company.  In connection with the employment agreement’s equity awards, Mr. Hardy was issued a common stock purchase warrant to acquire up to 5,000,000 shares of common stock at $0.108 per share/cashless.  This information is also found in the Outstanding Equity Awards at Fiscal Year-End table and the Option Exercises and Stock Vested table below.

GRANTS OF PLAN BASED AWARDS.

No grants of plan based awards were granted during the 2007 fiscal year.

DESCRIPTION OF ADDITIONAL MATERIAL FACTORS

On August 10, 2007, Craig D. Hardy’s employment agreement was deemed effective by the Board of Directors of the Company, making him the new Chief Financial Officer.  Pursuant to the terms of the employment agreement, Mr. Hardy shall receive an annual salary of $250,000 and he shall receive equity in the Company of up to 5,000,000 shares of the Company’s issued and outstanding stock based on his length of service to the Company.  Mr. Hardy elected to receive the equity in the form of a common stock purchase warrant.  In March 2008 Mr. Hardy resigned.

Stock Options Granted in Fiscal 2007

The following table sets forth certain information concerning grants of options made during fiscal 2007 to the named executive officers.

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2007	Exercise or Base Price ($/SH)	Fair Market Value on Date of Grant	Expiration Date
N/A	N/A	N/A	N/A	N/A	N/A
N/A	N/A	N/A	N/A	N/A	N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2007, the number of stock options held by the Named Executive Officers as of December 31, 2007 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

	Number of Shares Acquired on	Value	Number of Unexercised Options Held at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercise (#)	Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
N/A	N/A	N/A	N/A	N/A	N/A	N/A
N/A	N/A	N/A	N/A	N/A	N/A	N/A

Employment Agreement

None.

Directors’ Compensation and Non-Employee Director Agreement

None.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of ECO2 which may result in a change in control of ECO2.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approved corporate action or in any action covered by the related resolutions adopted by the board of directors of the Company that is not otherwise shared by all other stockholders.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS:

The following action was taken based upon the unanimous recommendation and approval of ECO2’s Board of Directors (the “Board”) and the written consent of the consenting stockholders:

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME AND TO REVISE INDEMNIFICATION PROVISION

On April 25, 2008, ECO2’s board of directors and on April 28, 2008 the holders of a majority of the outstanding shares of common stock of the Company, approved an amendment of the Company’s Certificate of Incorporation, as amended, to change the number of authorized shares to Two Billion shares of all classes of capital stock (the “Authorized Amount”).  Of the Authorized Amount, One Billion Five Hundred Million (1,500,000,000) shares shall be classified as common stock, and Five Hundred Million Shares (500,000,000) shares shall be classified as preferred stock.

The Company intends to effecutate the amendment for the number of authorized shares with the Secretary of State of Delaware as soon as practiable but not less than twenty (20) days after filing this definitive Information Statement.

ADDITIONAL AND AVAILABLE INFORMATION

ECO2 is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

ECO2’s Annual Report on Form 10-KSB for the year ended December 31, 2007, Current Reports on Form 8-K filed March 31, 2008, January 18, 2008, September 6, 2007, August 15, 2007 and May 22, 2007, Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007 and are incorporated herein by this reference.

ECO2 will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by ECO2 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding ECO2 should be addressed to ECO2 Plastics, Inc., 680 Second Street, Suite 200, San Francisco, CA 94107, Attn: Rodney S. Rougelot, CEO. Mr. Rougelot may also be reached by telephone (415) 829-6000 and fax (415) 829-6001.

Dated: May 12, 2008

ECO2 Plastics Inc.

By: /s/ Rodney S. Rougelot
Rodney S. Rougelot, Chief Executive Officer